UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2016

ENDONOVO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-176954	45-2552528
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6320 Canoga Avenue, 15th Floor

Woodland Hills, CA 91367

(Address of principal executive office)(Zip Code)

Registrant’s telephone number, including area code: (800) 489-4774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On August 19, 2019, we received a notice to terminate the binding letter agreement executed on July 9, 2016 (the “Letter Agreement”) with Rio Grande Neurosciences, Inc. (“RGN”) previously reported on a Current Report on Form 8-K dated July 9, 2016 and filed July 11, 2016. RGN, acting through its CEO, advised us that it would not proceed with the transactions contemplated by the Letter Agreement unless there were substantial modifications to their terms, including, but not limited to, the payment by us of substantial monies to RGN prior to closing and the entry into a more definitive agreement; and allowing RGN to seek other possible transactions in contravention of the non-circumvention of provisions of the Letter Agreement. We do not believe that there will be any liability to us as a result of the termination of the Letter Agreement. RGN has confirmed that the $500,000 note issued to RGN as an initial payment to RGN have been cancelled as a result of their notice to terminate the Letter Agreement.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements -None
(b)	Exhibits

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2016

ENDONOVO THERAPEUTICS, INC.

By:	/s/ Alan Collier
Alan Collier Chief Executive Officer